UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  2/10/2014

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant's telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant's Certifying Accountant.
(a) Dismissal of Previous Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors (the "Audit Committee") of Tesco Corporation has conducted a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee invited several firms to participate in this process.
As a result of this process, on February 10, 2014, the Audit Committee appointed Ernst & Young LLP ("E&Y") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee's appointment of E&Y is subject to the approval of the Company's shareholders at the Company's 2014 annual general meeting (the "Annual General Meeting"). The Company's formal engagement of E&Y remains subject to E&Y completing its client acceptance process. In conjunction with the selection of E&Y to serve as the Company's independent registered public accounting firm, the Audit Committee dismissed PricewaterhouseCoopers LLP ("PWC") from that role subject to the completion of its audit of the Company's consolidated financial statements for the fiscal year ending December 31, 2013 and the filing of the Company's Annual Report on Form 10-K for that fiscal year.
The Company is in the process of completing its procedures for purposes of filing the Company's Annual Report on Form 10-K and, accordingly, PWC's audit reports on the consolidated financial statements as of and for the fiscal year ended December 31, 2013 have not been issued. PWC's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of PWC on the effectiveness of internal control over financial reporting as of December 31, 2012 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2012 and December 31, 2011, respectively, and the subsequent interim period through February 10, 2014, there were (i) no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement in their reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided PWC with a copy of the disclosures it is making in this Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the Securities and Exchange Commission (the "SEC"). The Company requested that PWC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of PWC's letter, dated February 13, 2014, is attached hereto as Exhibit 16.1.
(b) Engagement of New Independent Registered Public Accounting Firm
On February 10, 2014, the Audit Committee appointed E&Y as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, subject to the approval of the Company's shareholders at the Company's Annual General Meeting. The formal engagement of E&Y remains subject to E&Y completing its client acceptance process. During the fiscal years ended December 31, 2012 and December 31 2011, respectively, and the subsequent interim period through February 10, 2014, neither the Company nor anyone acting on its behalf has consulted with E&Y on any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Item 8.01.	Other Events.
The information disclosed under Item 4.01 is incorporated by reference in this Item 8.01. In connection with the Annual General Meeting, the Company will be filing with the SEC, and mailing to holders of the Company’s common shares as of the record date for the Annual General Meeting, a proxy statement that will include a proposal to approve E&Y as the Company’s independent registered public accounting firm for the 2014 fiscal year. Shareholders of the Company are urged to read the proxy statement and any other relevant documents filed with the Commission when they become available because they will contain important information.
Shareholders of the Company will be able to obtain the proxy statement and other filings made by the Company when they become available, free of charge, by contacting Investor Relations, c/o Tesco Corporation, 3993 W. Sam, Houston Pkwy. N., Suite 100, Houston, Texas, 77043, USA, by visiting the Company’s website at http://www.tescocorp.com, or by visiting the website maintained by the SEC at http://www.sec.gov. as well as at www.sedar.com.
Information regarding the identity of the persons who may, under the Commission’s rules, be deemed to be participants in the solicitation of shareholders of the Company in connection with the Annual General Meeting, and their interests in the solicitation, will be set forth in the proxy statement that will be filed by the Company with the Commission.

Item 9.01     Financial Statements and Exhibits.
(c) Exhibit.

Exhibit 16.1	Letter of PricewaterhouseCoopers LLP dated February 13, 2014 to the SEC regarding statements included in this Form 8‑K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: February 14, 2014	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel

Exhibit Index

Exhibit No.    Description

16.1	Letter of PricewaterhouseCoopers LLP dated February 13, 2014 to the SEC regarding statements included in this Form 8‑K.